UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RDE, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	45-2482974
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumberg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered hereunder is contained in the section entitled “Description of Registrant’s Securities to be Registered” is included in RDE, Inc.’s (the “Registrant’s”) Registration Statement on Form 10-12(g) publicly filed with the Commission on April 8, 2022 as thereafter amended and supplemented from time to time, under the Securities Exchange Act of 1934, as amended (the “Registration Statement”) which information is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 6, 2024	RDE, INC.

	By:	/s/ Ketan Thaker
	Name:	Ketan Thaker
	Title:	President and Chief Executive Officer

3